UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2012

MEDICAL PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction of incorporation or organization )	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 969-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management.

Item 5.07.	Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on May 17, 2012. The three proposals considered at the annual meeting were voted on as follows:

Proposal 1: The election of seven directors for the ensuing year. The number of votes cast for and withheld for each nominee for director along with the number of broker non-votes is set forth below:

Nominee:	For:	Withheld:	Broker Non-Votes:
Edward K. Aldag, Jr.	80,178,661	12,816,527	28,616,685
G. Steven Dawson	87,705,293	5,289,895	28,616,685
R. Steven Hamner	70,905,856	22,089,332	28,616,685
Robert E. Holmes, Ph.D.	85,825,368	7,169,820	28,616,685
Sherry A. Kellett	85,827,801	7,167,387	28,616,685
William G. McKenzie	78,371,148	14,624,040	28,616,685
L. Glenn Orr, Jr.	85,821,095	7,174,093	28,616,685

Proposal 2: A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2012. The number of votes that were cast for and against this proposal and the number of abstentions are set forth below:

For:	Against:	Abstentions:
116,619,058	432,294	4,560,521

Proposal 3: A proposal for an advisory resolution regarding executive compensation. The number of votes that were cast for and against this proposal and the number of abstentions and broker non-votes are set forth below:

For:	Against:	Abstentions and Broker Non-Votes:
78,506,104	14,063,433	29,042,336

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 21, 2012

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